UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 15, 2017

Hilton Worldwide Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36243	27-4384691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7930 Jones Branch Drive, Suite 1100 McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

(703) 883-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the previously announced sale (the “Sale”) of shares of common stock of Hilton Worldwide Holdings Inc. (the “Company”) by affiliates of The Blackstone Group L.P. (collectively, “Blackstone”) to HNA Tourism Group Co., Ltd. and certain of its affiliates (collectively, “HNA”), the Company adopted Amended and Restated By-Laws (the “By-Laws”), effective as of March 15, 2017. The By-Laws included revised provisions referencing the “Stockholders Agreement,” as appropriate, to include references to the Company’s Stockholders Agreement with HNA.

The By-Laws are qualified in their entirety by reference to the full text of such document, which is filed herewith as Exhibit 3.2 and the terms of which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.2	Amended and Restated By-Laws of Hilton Worldwide Holdings Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hilton Worldwide Holdings Inc.

By:	/S/ KEVIN J. JACOBS
Name:	Kevin J. Jacobs
Title:	Executive Vice President and Chief Financial Officer

Date: March 17, 2017